Exhibit 99.1

News Release

Contact:
Investor Relations
(281) 776-7575
ir@tailoredbrands.com

Jon Kimmins
Tailored Brand, Inc. — EVP, CFO,
Treasurer & Principal Financial Officer

Ken Dennard
For Immediate Release	Dennard • Lascar Associates

TAILORED BRANDS, INC DECLARES QUARTERLY CASH DIVIDEND

FREMONT, CA — April 7, 2016 — Tailored Brands, Inc. (NYSE: TLRD) announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on June 24, 2016 to shareholders of record at the close of business on June 14, 2016.

Tailored Brands, Inc. is the largest specialty retailer of men’s suits and the largest provider of rental product in the U.S. and Canada with over 1,700 stores including tuxedo shops within Macy’s.  The Company’s brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G Fashion Superstores.  Tailored Brands also operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

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